Exhibit 5.1

150 Third Avenue South, Suite 2800
Nashville, TN 37201
(615) 742-6200

May 20, 2020

Ryman Hospitality Properties, Inc.
RHP Hotel Properties, LP
RHP Finance Corporation
One Gaylord Drive
Nashville, Tennessee 37214

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Ryman Hospitality Properties, Inc. (“Parent”), RHP Hotel Properties, LP (“RHP”), RHP Finance Corporation (“FINCO” and, together with RHP, the “Issuers”) and the Tennessee/Delaware Subsidiary Guarantors (as defined below) in connection with a registration statement on Form S-4 (the “Registration Statement”), filed by Parent, the Issuers, and the other direct or indirect subsidiaries of Parent listed on Annex A attached hereto (the “Subsidiary Guarantors”) with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), on May 20, 2020 relating to the proposed offer by the Issuers, Parent and the Subsidiary Guarantors to exchange (the “Exchange Offer”) an aggregate principal amount of up to $700,000,000 of the Issuers’ outstanding 4.750% Senior Notes due 2027 (the “Old Notes”) and related guarantees thereof (the “Old Guarantees”) for a like principal amount of the Issuers’ 4.750% Senior Notes due 2027 that have been registered under the Act (the “Exchange Notes”) that are to be guaranteed (the “Exchange Guarantees”) on a senior unsecured basis by Parent and the Subsidiary Guarantors (the Subsidiary Guarantor organized under the laws of Tennessee and the Subsidiary Guarantors organized under the laws of Delaware are collectively, the “Tennessee/Delaware Subsidiary Guarantors”).

The Old Notes and the related Old Guarantees have been, and the Exchange Notes and the related Exchange Guarantees will be, issued pursuant to an Indenture dated as of September 19, 2019 (the “Base Indenture”), as amended and supplemented by a Supplemental Indenture No. 1, dated as of October 8, 2019, (the “Supplemental Indenture”) (the Base Indenture as amended and supplemented by the Supplemental Indenture being the “Indenture”), by and among the Issuers, Parent, the Subsidiary Guarantors and U.S. Bank National Association, as trustee. Issuers, Parent and the Subsidiary Guarantors are proposing the Exchange Offer in accordance with the terms of a (i) a Registration Rights Agreement, dated as of September 19, 2019, among the Issuers, Parent, the Subsidiary Guarantors and Deutsche Bank Securities Inc., as representative of the initial purchasers named therein, and (ii) a Registration Rights Agreement, dated as of October 8, 2019, among the Issuers, Parent, the Subsidiary Guarantors and Deutsche Bank Securities Inc., as representative of the initial purchasers named therein (collectively, the “Registration Rights Agreements”).

Ryman Hospitality Properties, Inc.

RHP Hotel Properties, LP
RHP Finance Corporation

May 20, 2020

In rendering the opinions expressed in this letter, we have examined the Registration Rights Agreements, the Indenture, the form of the Exchange Notes, the Exchange Guarantees and the Registration Statement. We also have reviewed such corporate or other organizational documents and records of RHP, FINCO, Parent, and the Tennessee/Delaware Subsidiary Guarantors, such certificates of public officials, and such other materials as we have deemed necessary or appropriate for purposes of this opinion. As to various issues of fact, we have relied upon statements and certificates of officers of RHP, FINCO, Parent and the Subsidiary Guarantors without independent verification or investigation. For purposes of the opinions expressed herein regarding the good standing of RHP, FINCO, Parent and the Tennessee/Delaware Subsidiary Guarantors, we have relied solely upon good standing certificates of recent dates issued by the Secretary of State of Tennessee or Delaware, as applicable.

In connection with our examination of documents, we have assumed the genuineness of signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. We have assumed that all documents we have reviewed (i) are the valid and binding obligations of and enforceable against each party thereto; and (ii) have been duly authorized, executed and delivered by each party thereto (provided, however, that we do not make the foregoing assumption with respect to the Issuers, Parent or the Tennessee/Delaware Subsidiary Guarantors).

We have assumed that all executed written factual statements, instruments, and other documents that we have relied upon in rendering this opinion letter have been executed by persons with legal capacity to execute such documents. Except as expressly set forth in this opinion letter, we have made no independent investigation or inquiry as to the accuracy or completeness of any representation, warranty, data, certificate or other information, written or oral, made or furnished to us in connection with the transactions contemplated by the Registration Statement.

The opinions expressed herein are limited in all respects to the laws of the State of Tennessee, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, and the Delaware Revised Uniform Limited Partnership Act, and no opinion is expressed with respect to (i) any federal laws of the United States of America or any other jurisdiction, or any effect which such laws may have on the opinions expressed herein or (ii) the securities or “blue sky” laws of any jurisdiction. We are not rendering any opinion, and we are not providing any assurance, as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Ryman Hospitality Properties, Inc.

RHP Hotel Properties, LP
RHP Finance Corporation

May 20, 2020

We have not undertaken any independent investigation to determine the existence or absence of facts, and no inference as to our knowledge of the existence or absence of any such facts should be drawn from the fact of our representation of the Issuers, Parent or the Tennessee/Delaware Subsidiary Guarantors.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.           Each of RHP, FINCO, Parent and the Tennessee/Delaware Subsidiary Guarantors is validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable.

2.           Each of RHP, FINCO, Parent and the Tennessee/Delaware Subsidiary Guarantors has all requisite corporate, partnership, or limited liability company power, as applicable, and corporate, partnership, or limited liability company authority, as applicable, under the laws of its state of incorporation or formation, to execute, deliver and perform its obligations under the Indenture, the Exchange Notes, and the Exchange Guarantees, in each case to the extent it is a party thereto.

3.           The Indenture (which includes the Exchange Guarantees proposed to be issued pursuant to the Exchange Offer) has been duly authorized and validly executed and delivered by the Issuers, Parent and the Tennessee/Delaware Subsidiary Guarantors (in the case of Opryland Hospitality, LLC, such authorization being for itself and in its capacity as general partner of RHP Property GT, LP, and in the case of RHP Partner, LLC, such authorization being for itself and in its capacity as general partner of RHP), in each case to the extent the Issuers, Parent or the Tennessee/Delaware Subsidiary Guarantors are parties thereto.

4.           The Exchange Notes proposed to be issued pursuant to the Exchange Offer have been duly authorized by the Issuers for issuance by the Issuers in accordance with the terms of the Indenture, the Registration Rights Agreements, and the Exchange Offer.

Our opinions expressed herein are rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the filing of this opinion letter with the SEC as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and to the use of our name in the Registration Statement and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

Very truly yours,

/s/ Bass, Berry & Sims PLC

Annex A

Subsidiary Guarantors

Opryland Hospitality, LLC	Tennessee

RHP Hotels, LLC	Delaware

RHP Partner, LLC	Delaware

RHP Property GP, LP	Florida

RHP Property GT, LLC	Delaware

RHP Property GT, LP	Delaware

RHP Property NH, LLC	Maryland